                             STOCKHOLDERS' AGREEMENT

                                      Among

                           ROSE HILLS HOLDINGS CORP.,

           BLACKSTONE CAPITAL PARTNERS II MERCHANT BANKING FUND L.P.,

              BLACKSTONE ROSE HILLS OFFSHORE CAPITAL PARTNERS L.P.,

                BLACKSTONE FAMILY INVESTMENT PARTNERSHIP II L.P.,

                              ROSES DELAWARE, INC.,

                        LOEWEN GROUP INTERNATIONAL, INC.

                                       And

                           RHI MANAGEMENT DIRECT L.P.

                        --------------------------------

                          Dated as of November 19, 1996

                        --------------------------------

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



                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I
                                   DEFINITIONS...............................  2

         Section 1.1  Certain Defined Terms..................................  2

                                   ARTICLE II
                            SUBSCRIPTION; FINANCINGS; .......................  3

         Section 2.1  Subscriptions for Common Stock and Preferred Stock.....  3
         Section 2.2  Debt Financing.
                           (a)  High Yield Financing.........................  3
                           (b)  Bank Financing...............................  4
         Section 2.3  RHAC...................................................  4
         Section 2.4  Payment of Expenses....................................  4

                                   ARTICLE III
                     RESTRICTIONS ON TRANSFER OF CAPITAL STOCK...............  4

         Section 3.1  BCP, RHIM..............................................  4
         Section 3.2  Loewen.................................................  4
         Section 3.3  Transfers Void; Conditions to Permitted Transfers......  4
         Section 3.4  Put and Call Options...................................  5
         Section 3.5  Redemption of Preferred Stock..........................  5
         Section 3.6  Additional Issuance of Capital Stock...................  5

                                   ARTICLE IV
                                   GOVERNANCE................................  5

         Section 4.1  Election of the Board of Directors.....................  5
         Section 4.2  RHAC Board of Directors................................  6
         Section 4.3  Declaration and Payment of Dividends...................  6

                                    ARTICLE V
                                OTHER ARRANGEMENTS...........................  6

         Section 5.1  Transaction Fees.......................................  6
         Section 5.3  Other Expenses.........................................  6
         Section 5.4  Additional Equity......................................  7
         Section 5.5  Contribution of Nearby Properties......................  8


         Section 5.6  Capital Stock of Subsidiaries..........................  9

                                                                            Page

                                   ARTICLE VI
                                  MISCELLANEOUS..............................  9

         Section 6.1  Legend.................................................  9
         Section 6.2  Notices................................................ 10
         Section 6.3  Severability........................................... 11
         Section 6.4  Entire Agreement....................................... 11
         Section 6.5  Amendment and Waiver................................... 11
         Section 6.6  Consent to Specific Performance........................ 11
         Section 6.7  Assignment............................................. 11
         Section 6.8  Variations in Pronouns................................. 12
         Section 6.9  Term................................................... 12
         Section 6.10  Governing Law......................................... 12
         Section 6.11  Further Assurances.................................... 12
         Section 6.12  Headings.............................................. 12
         Section 6.13  Counterparts.......................................... 12

Schedule 1 -  Funds Flow Memorandum

Exhibit A  -  Subscription Agreement

Exhibit B  -  Nearby Property Contribution Agreement

                             STOCKHOLDERS' AGREEMENT

          STOCKHOLDERS' AGREEMENT, dated as of November 19, 1996 (this "Agreement"), among Rose Hills Holdings Corp., a Delaware corporation formerly known as Tudor Holding Company ("Holdings"); Blackstone Capital Partners II Merchant Banking Fund L.P., a Delaware limited partnership ("BCPII"); Blackstone Rose Hills Offshore Capital Partners L.P., a Delaware limited partnership ("BROCP"); Blackstone Family Investment Partnership II L.P., a Delaware limited partnership ("BFIP" and, together with BCPII, BROCP and each of their respective permitted assigns and transferees as provided herein, "BCP"); Roses Delaware, Inc., a Delaware corporation ("RDI"), Loewen Group International, Inc., a Delaware corporation ("LGII"), The Loewen Group Inc., a British Columbia corporation (together with its successors, "LWN"; and together with LGII, RDI, any Contributor (as defined below) and each of their respective permitted assigns and transferees as provided herein, "Loewen") and RHI Management Direct L.P., a Delaware limited partnership ("RHIM"). BCP, Loewen and RHIM are herein collectively referred to as the "Stockholders" and individually as a "Stockholder."

                  WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of September 19, 1996 as amended by the amendment thereto dated November 19, 1996 (the "Merger Agreement"), among Roses, Inc., the stockholders of Roses, Inc., Tudor Acquisition Corp. (which was previously renamed Rose Hills Acquisition Corp. and which has been renamed Rose Hills Company), a wholly owned subsidiary of Holdings ("RHAC"), and RH Mortuary Corporation, a Delaware corporation and a wholly-owned subsidiary of RHAC ("Mortuary"), Mortuary is merging with and into Roses, Inc.;

                  WHEREAS, pursuant to an Asset Purchase Agreement, dated September 19, 1996 (the "Asset Purchase Agreement" and, together with the Merger Agreement, the "Rose Hills Agreements"), between Rose Hills Memorial Park Association (the "Association") and RHAC, Rose Hills, Inc., a Delaware corporation and a wholly owned subsidiary of RHAC, as assignee of RHAC's right and obligations under the Asset Purchase Agreement, is purchasing certain assets and assuming certain liabilities of the Association;

                  WHEREAS, at the Closing the Stockholders will subscribe for newly issued shares of capital stock of Holdings, such that upon the consummation of such subscription the Stockholders will hold all of the then issued and outstanding shares of capital stock of Holdings;

                  WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of setting forth certain agreements regarding future relationships among them;

                  NOW, THEREFORE, in consideration of the mutual covenants and conditions as hereinafter set forth, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 Certain Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the following meanings:

                  "Affiliate" of any Person means any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, and "Affiliation" shall have a correlative meaning.

                  "ASA" means the Administrative Services Agreement dated as of November 19, 1996 among RHAC, LWN and LGII.

                  "Board of Directors" means the Board of Directors of Holdings.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

                  "Closing" means the consummation of the transactions described in Article II hereof.

                  "Closing Date" means the date on which the Closing pursuant to the Rose Hills Agreements occurs.

                  "Common Stock" means the common stock, par value $.01 per share, of Holdings, including shares of non-voting Common Stock.

                  "Contribution Price" means, with respect to a Nearby Property or Nearby Properties conveyed to Holdings pursuant to a Nearby Property Contribution Agreement, the relevant Acquisition Creation Price calculated with respect thereto pursuant to the Put/Call Agreement.

                  "Contributor" means LWN or any of its Affiliates that is designated as the Contributor under a Nearby Property Contribution Agreement and which acquires shares of Non-Voting Common Stock or Preferred Stock in accordance with the terms thereof.

                  "Nearby Property Contribution Agreement" means an agreement in the form of Exhibit B hereto with respect to the transfer of a Nearby Property or Nearby Properties as to which the option set forth in Section 5.5 hereof has been effectively exercised.

                  "Nearby Property" means any funeral home or cemetery that is located within a 20 mile radius of any funeral home or cemetery then owned, operated or controlled by RHAC.


                  "Non-Voting-Common Stock" means the non-voting common stock, par value $0.01 per share, of Holdings issued pursuant to Section 5.5 hereof in connection with the acquisition of a funeral home or cemetery pursuant to a Nearby Property Contribution Agreement. Such stock shall be identical in all respects to the regular Common Stock of Holdings except that it shall have no voting rights.

                  "Offering Memorandum" means the offering memorandum dated November 14, 1996 relating to the offering of RHAC's 9 1/2% Senior Subordinated Notes due 2004.

                  "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or other entity or a country or government or any agency or political subdivision or instrumentality thereof or of such subdivision.

                  "Put/Call Agreement" means the Put/Call Agreement dated as of November 19, 1996 among LWN and the Stockholders.

                  "Preferred Stock" means the 10% Paid-in-Kind Cumulative Preferred Stock, par value $.01 per share, of Holdings.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Transaction" means the transactions, contemplated by the Rose Hills Agreements together with the other transactions described in Article II hereof.

                  "Transfer" means to directly or indirectly sell, give, transfer, assign, pledge, hypothecate or otherwise dispose of, or to contract or agree to do any of the foregoing.

                                   ARTICLE II

                     SUBSCRIPTION; FINANCINGS; ACQUISITIONS

                  Section 2.1 Subscriptions for Common Stock and Preferred Stock. At the Closing, the Stockholders named therein will enter into a subscription agreement substantially in the form of Exhibit A (the "Subscription Agreement"), pursuant to which such parties will subscribe for newly issued shares of capital stock of Holdings, such that such Stockholders will hold all of the then issued and outstanding shares of capital stock of Holdings.

                  Section 2.2  Debt Financing.


                  (a) High Yield Financing. Prior to the Closing Date, RHAC issued $80 million aggregate principal amount of its 9 1/2% Senior Subordinated Notes Due 2004 (the "Notes"), the proceeds of which (after deducting the initial purchaser's discount) are being made available to RHAC on the Closing Date.

                  (b) Bank Financing. On the Closing Date, RHAC will obtain a term loan in a principal amount of $75 million (the "Term Loan"), pursuant to an agreement among RHAC and a syndicate of financial institutions, which agreement shall also provide for a $25 million revolving credit facility to be made available to RHAC.

                  Section 2.3 RHAC. At the Closing, Holdings shall contribute the proceeds from the subscription of shares to RHAC and will cause RHAC to make appropriate contributions of capital and intercompany loans to its subsidiaries in order for those subsidiaries to pay the amounts called for in the Rose Hills Agreements.

                  Section 2.4 Payment of Expenses. Holdings shall cause RHAC to use the aggregate net proceeds of the high yield financing described in subsection 2.2(a) hereof and the Term Loan held by it to (i) discharge the liabilities described on Schedule 1 attached hereto and (ii) for general corporate purposes including, but not limited to, payment in accordance with Sections 5.1, 5.2 and 5.3 hereof of the fees and expenses described therein.

                                   ARTICLE III

                    RESTRICTIONS ON TRANSFER OF CAPITAL STOCK

                  Section 3.1 BCP, RHIM. Each of BCPII, BROCP and BFIP may, subject to the last sentence of Section 3.3 hereof, Transfer all or part of its shares of Common Stock to any of such Person's Affiliates, but may not Transfer such shares to any other Person without the prior written consent of Loewen, provided, that if Loewen fails to comply with its obligations under Section 4.1 or Article VIII of the Put/Call Agreement (as defined below) or has otherwise breached the Put/Call Agreement such restriction shall lapse. Without the consent of BCP and LGII, RHIM may not transfer shares of Common Stock to any other Person.

                  Section 3.2 Loewen. Loewen may, subject to the last sentence of Section 3.3 hereof, Transfer its shares of Common Stock or Preferred Stock to any Affiliate of Loewen, but may not Transfer such shares to any other Person without the prior written consent of BCP, provided, that Loewen may and shall effect the Transfer of such shares if so directed by BCP in accordance with
Section 7.4 of the Put/Call Agreement.

                  Section 3.3 Transfers Void; Conditions to Permitted Transfers.

Each Stockholder agrees that it will not Transfer any Common Stock or Preferred Stock that such Stockholder now owns or hereafter acquires without complying with the terms and conditions of this Agreement. Any Transfer of Common Stock or Preferred Stock in violation of this Agreement shall be void ab initio. No Stockholder may do indirectly, through a sale of its capital stock or otherwise, that which is not permitted by this Section 3. No shares of Common Stock or Preferred Stock may be Transferred or issued to any Person unless such Person, prior to or concurrently with such Transfer or issuance, undertakes by a written supplemental agreement to be bound by the terms of this Agreement and the


Put/Call Agreement to the same extent and in the same manner as the other Stockholders.

                  Section 3.4 Put and Call Options. Notwithstanding the foregoing provisions of this Article III, pursuant to a separate put and call agreement entered into concurrently herewith (the "Put/Call Agreement"), Loewen shall have an option to purchase the shares of Common Stock held by BCP and RHIM, and BCP and RHIM shall have an option to require Loewen to purchase the shares of Common Stock held by BCP and RHIM, subject, in each case, to the provisions of the Put/Call Agreement. Transfers of Common Stock in accordance with the exercise of the Options described in the Put/Call Agreement shall be permitted notwithstanding anything to the contrary in Sections 3.1, 3.2 or 3.3 hereof.

                  Section 3.5 Redemption of Preferred Stock. Notwithstanding the provisions of paragraphs 5 and 6 of Article Fifth of the restated Certificate of Incorporation of Holdings, there shall be no redemption of Preferred Stock held by Loewen or its Affiliates without the consent of Loewen and BCP.

                  Section 3.6 Additional Issuance of Capital Stock. Except as provided in Section 5.4 and 5.5 hereof, subsequent to the Closing Date, Holdings will not issue additional shares of Common Stock or Preferred Stock without the consent of BCP and Loewen, and any Contributor to which such shares are issued shall, as a condition to such issuance, execute and deliver to the parties hereto a counterpart of the Agreement.

                                   ARTICLE IV

                                   GOVERNANCE

                  Section 4.1 Election of the Board of Directors. (a) Except as provided below, each Stockholder shall vote all of the shares of voting Common Stock owned or held of record by it so as to elect and continue in office a Board of Directors comprised of eight directors, five of whom BCPII shall have the right to designate (the "BCP Directors") and three of whom LGII shall have the right to designate (the "LGII Directors").


                  (b) If at any time that this Agreement is in effect BCP or LGII shall notify the other of its desire to remove, with or without cause, any director of Holdings previously designated by it, each Stockholder shall vote all of the shares of voting Common Stock owned or held of record by it so as to remove such director.

                  (c) If at any time that this Agreement is in effect any director previously designated by BCP or LGII ceases to serve on the Board of Directors (whether by reason of death, resignation, removal or otherwise), the Stockholder who designated such director shall be entitled to designate a successor director to fill the vacancy created thereby. Each Stockholder agrees that it will vote all of the shares of voting Common Stock owned or held of record by it so as to elect such director.

                  (d) The provisions of this Section 4.1 shall terminate upon a sale of Common Stock pursuant to Section 7.4 of the Put/Call Agreement.

                  Section 4.2 RHAC Board of Directors. Each party to this Agreement agrees that Holdings shall cause the board of directors of RHAC to at all times consist of the same individuals who comprise the Board of Directors of Holdings.

                  Section 4.3 Declaration and Payment of Dividends. The parties hereto agree to cause the Board of Directors to declare on a quarterly basis, subject to their fiduciary duties and the provisions of the General Corporation Law of the State of Delaware (the "GCL"), and Holdings to pay on a quarterly basis, subject to the provisions of the GCL, dividends on the Preferred Stock in accordance with Holdings' Certificate of Incorporation.

                  Section 4.4 Certain Business Practices. Holdings shall not, and shall cause each of its direct and indirect subsidiaries not to, make any
(i) significant changes in its current preneed cemetery or preneed funeral sales policies or practices or its trusting, insurance or sales commission practices other than as set forth in the Confidential Information Memorandum, dated October 1996, prepared by Goldman Sachs or (ii) sale or related series of sales of cemetery lots or grave sites (collectively, "Sites") in excess of $250,000 or 100 Sites to any one person or group of related persons without, in each case, the approval of RHAC's Board of Directors.

                                    ARTICLE V

                               OTHER ARRANGEMENTS


                  Section 5.1 Transaction Fees. If the Transaction is consummated, Holdings shall pay on the Closing Date (a) a fee equal to 1% of the Creation Price (as defined in the Put/Call Agreement) to Blackstone Management Partners L.P. ("Blackstone") and (b) a consulting fee equal to $1,500,000 and a reimbursement of expenses in the amount of $1,000,000 to Loewen. Holdings shall pay Blackstone $2,964,800 at Closing and shall pay the remainder of such fee to Blackstone after the final calculation of such Creation Price.

                  Section 5.2 Monitoring Fees. The Stockholders shall each vote their shares of Voting Common Stock and take such other action as may be reasonably necessary so as to cause an annual monitoring fee in the amount of $250,000 to be paid by Holdings or one of its subsidiaries, annually in advance, to Blackstone Management Partners L.P. from the Closing Date through the date on which the option of either of BCP or Loewen is exercised pursuant to the Put/Call Agreement. Holdings shall reimburse BCP for all of its expenses incurred in monitoring.

                  Section 5.3 Other Expenses. (a) If the Transaction is consummated, Holdings shall reimburse (i) BCP for (or otherwise pay on behalf of BCP) all out-of-pocket expenses (including amounts paid by BCP to its professional advisors) incurred in connection with the Transaction and (ii) Loewen for amounts payable to Loewen's professional advisors in connection with the Transaction and paid by Loewen.

                  (b) Loewen shall reimburse Holdings for any withholding taxes incurred by Holdings in respect of, or related to, the dividends payable on the Preferred Stock at the time such liabilities are incurred.

                  Section 5.4 Additional Equity. (a) Following the Closing Date, if an additional equity contribution to Holdings is necessary to either cure or prevent an event of default under or breach of any financial covenant contained in the credit agreement relating to RHAC's Term Loan or the Notes, BCP shall have the right to contribute 100% of such additional equity. If BCP elects to make such a contribution, it shall give Loewen written notice (the "BCP Additional Equity Notice") to such effect and Loewen shall have the right, exercisable by written notice to BCP within five Business Days from receipt of the BCP Additional Equity Notice, to replace (prior to BCP's making such contribution) a portion of BCP's contribution with a contribution by Loewen up to an amount equal to the ratio (before such contributions) of the Loewen Contribution to the BCP Contribution (each as defined in the Put/Call Agreement). If BCP elects not to make such a contribution, it shall give Loewen written notice to such effect and Loewen shall have the right to contribute 100% of such additional equity. If Loewen elects to make such 100% contribution, it shall give BCP written notice (the "Loewen Additional Equity Notice") to such effect and BCP shall have the right, exercisable by written notice to Loewen within five Business Days from receipt of the Loewen Additional Equity Notice, to replace (prior to Loewen's making such contribution) a portion of Loewen's contribution with a contribution by BCP up to an amount equal to the ratio (before such contributions) of the BCP Contribution to the Loewen Contribution. Such capital contributions will involve the purchase of additional shares of Common Stock or Preferred Stock, as the case may be, and the purchase price shall be the same price per share paid by BCP and Loewen on the Closing Date.

                  (b) Following the Closing Date, if additional equity is required (the determination that such additional equity is required to be made by the Board of Directors) to make acquisitions of new properties which acquisitions have been approved by the Board of Directors, Loewen will have the right to contribute 100% of such additional equity which shall be, at the option of Loewen, in the form of Common Stock or Preferred Stock and the purchase price shall be the same price per share paid by Loewen on the Closing Date.

                  (c) In the event an additional equity contribution is required to be made pursuant to subparagraph (a) or (b) of this Section 5.4, the Stockholders hereby agree to vote the shares of voting Common Stock held by each of them to authorize the filing of an amendment to Holdings' Certificate of Incorporation and to take all such other actions required in order to authorize and consummate the issuance of the relevant number of additional shares of capital stock of Holdings in connection with such additional equity contribution.

                  (d) Each party electing to make an additional equity contribution pursuant to subparagraph (a) of this Section 5.4, whether individually or on a pro rata basis, shall contribute such additional equity to Holdings no later than ten Business Days from the date the BCP Additional Equity Notice or the Loewen Additional Equity Notice, as the case may be, was given and, in any event, simultaneously with the making of the contribution by the other party electing to make such contribution (the "Additional Equity Closing Date").

                  (e) As of each Additional Equity Closing Date, Holdings hereby reaffirms to BCP and/or Loewen, as the case may be, that the representations and warranties contained in Article II of the Subscription Agreement are true and correct on such Additional Equity Closing Date in all material respects as if made on and as of such Additional Equity Closing Date.

                  Section 5.5 Contribution of Nearby Properties. (a) In the event that prior to the Exit Relevant Period Loewen acquires, operates or controls, directly or through a wholly owned subsidiary, or otherwise becomes an Affiliate of, any Person that owns, operates or controls, directly or indirectly, a Nearby Property or Nearby Properties, then LWN and LGII and any

Affiliate designated by them as "Contributor" for purposes of the relevant Nearby Property Contribution Agreement shall have the option, exercisable in their sole discretion and subject to the terms and conditions set forth herein, to execute and deliver to Holdings a Nearby Property Contribution Agreement covering such Nearby Property or Nearby Properties, which Holdings shall promptly execute and deliver to LWN, LGII and the designated Contributor, pursuant to which Nearby Property Contribution Agreement the relevant Contributor, shall, subject to the terms and on the conditions of such Nearby Property Contribution Agreement, convey all of such Nearby Property(ies) to Holdings in exchange for newly issued shares of Non-Voting Common Stock or Preferred Stock of Holdings (or a combination thereof as selected by the relevant Contributor) having an aggregate value equal to the Contribution Price as therein provided.

                  (b) (i) Subject to clause (ii) below, the option provided by this Section 5.5 is exercisable only with respect to Nearby Properties (A) acquired by LWN directly or through a wholly owned subsidiary, or (B) owned, operated or controlled directly or indirectly by a Person who becomes an Affiliate of LWN; provided, that such option is exercisable in the case of either clause (A) or (B) only if the revenues attributable to the Nearby Properties, during the most recently calculated quarterly accounting period prior to consummation of such acquisition transaction or series of transactions or the date of such Affiliation, as the case may be, constitute less than 30% of the total revenues during the same period of all the funeral homes and cemeteries being acquired from such seller in such transaction or series of transactions or owned by the Person that becomes an Affiliate of LWN, as the case may be.

                  (ii) This option may not be exercised with respect to any Nearby Property that was identified by Loewen as an acquisition candidate and as to which Loewen has provided an appropriately complete description to RHAC, but which has been declined to be considered or has been otherwise rejected by RHAC's Board of Directors as a potential acquisition. In addition, this option may not be exercised with respect to any Nearby Property that was identified by Loewen as an acquisition candidate and that, pursuant to Loewen's exclusive engagement under Section 1.3 b. of the ASA, should have been appropriately presented and described to RHAC but which was not so presented and described.

                  (c) The execution and delivery to Holdings of a Nearby Property Contribution Agreement by LWN, LGII and the relevant Contributor with respect to any Nearby Property must occur no later than ten months after the relevant Affiliation Date (as defined in the ASA) in order for this option to be effective.

                  Section 5.6 Capital Stock of Subsidiaries. Notwithstanding the foregoing, the parties hereby agree that, except for the issuance to Robert Malinow of common stock of Glasband-Willen Mortuary ("Glasband") representing 5% of Glasband's issued and outstanding Common Stock, Holdings shall not permit any of its direct or indirect subsidiaries directly or indirectly, to issue any shares of capital stock to any entity or person other than a wholly-owned subsidiary of Holdings.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  Section 6.1 Legend. Each certificate representing shares of Common Stock or Preferred Stock now held or hereafter acquired by any Stockholder shall bear the following legend (until such time as subsequent transfers thereof are no longer restricted in accordance with the Securities Act of 1933, as amended or this Agreement):

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE GIVEN, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF UNLESS SUCH GIFT, SALE, ASSIGNMENT,


                  TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE STOCKHOLDERS' AGREEMENT (THE "STOCKHOLDERS' AGREEMENT"), DATED AS OF NOVEMBER 19, 1996, AMONG ROSE HILLS HOLDINGS CORP., BLACKSTONE CAPITAL PARTNERS II MERCHANT BANKING FUND L.P., BLACKSTONE ROSE HILLS OFFSHORE CAPITAL PARTNERS II L.P., BLACKSTONE FAMILY INVESTMENT PARTNERSHIP II L.P., ROSES DELAWARE, INC., LOEWEN GROUP INTERNATIONAL INC. AND RHI MANAGEMENT DIRECT L.P. A COPY OF THE STOCKHOLDERS' AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE, AND EXCEPT AS OTHERWISE PROVIDED IN THE STOCKHOLDERS' AGREEMENT, NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS OR (B) TO THE EXTENT REQUESTED BY THE COMPANY, IF THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL WHICH SHALL BE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND IS NOT IN VIOLATION OF APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, ACKNOWLEDGES THAT IT IS BOUND BY THE PROVISIONS OF THE STOCKHOLDERS' AGREEMENT TO THE EXTENT PROVIDED THEREIN."

                  Section 6.2 Notices. Notices hereunder shall be given only by personal delivery, registered or certified mail, return receipt requested, overnight courier service, or telex, telegram or other form of electronic mail or by telecopy (and subsequently confirmed by any other permitted means hereunder) and shall be deemed transmitted when personally delivered or deposited in the mail or delivered to a courier service or a carrier for electronic transmittal (as the case may be), postage or charges prepaid, and addressed to the particular party to whom the notice is to be sent as follows:

                  (a)      in the case of Holdings:

                  Rose Hills Holdings Corp.
                  c/o The Blackstone Group
                  345 Park Avenue, 31st Floor
                  New York, New York  10154
                  Telecopier No.:  (212) 754-8725
                  Attention:  Howard A. Lipson



                  (b)  in the case of BCP AND RHIM:

                  c/o The Blackstone Group
                  345 Park Avenue, 31st Floor
                  New York, New York  10154
                  Telecopier No.:  (212) 754-8725
                  Attention:  Howard A. Lipson

                  with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York  10017
                  Telecopier No.:  (212) 455-2502
                  Attention:  Wilson S. Neely, Esq.

                  (c)  in the case of Loewen:

                  Loewen Group International, Inc.
                  50 East River Center Boulevard
                  Covington, Kentucky  41011
                  Telecopier No.:  (606) 655-7154
                  Attention:  Legal Department

                  with a copy to:

                  The Loewen Group Inc.
                  4126 Norland Avenue
                  Burnaby, British Columbia
                  Canada V5G 358



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                                                                              11

                  Telecopier No.:  (604) 473-7305
                  Attention:  Senior Vice President and Chief Financial Officer

or to such address as a party may instruct by notice hereunder.

                  Section 6.3 Severability. In the event any provision hereof is held void or unenforceable by any court, then such provisions shall be severable and shall not affect the remaining provisions hereof.

                  Section 6.4 Entire Agreement. This Agreement, together with the other agreements referred to herein, is the entire Agreement among the parties, and, when executed by the parties hereto, supersedes all prior agreements and communications, either verbal or in writing (including the Term Sheet dated September 18, 1996, as amended on November 13, 1996), between the parties hereto with respect to the subject matter contained herein.



                  Section 6.5 Amendment and Waiver. This Agreement may not be amended, modified or supplemented unless consented to in writing by the parties hereto. Any failure by a party hereto to comply with any obligation, agreement or condition herein may be expressly waived in writing by each of the other parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any such subsequent or other failure.

                  Section 6.6 Consent to Specific Performance. The parties hereto declare that it is impossible to measure in money the damages which would accrue to a party by reason of failure to perform any of the obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the other party has an adequate remedy at law.

                  Section 6.7 Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, no Stockholder may assign to any Person any of its rights hereunder other than in connection with a Transfer to such Person of shares of Common Stock or Preferred Stock in accordance with all the provisions of this Agreement.

                  Section 6.8 Variations in Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the antecedent person or persons or entity or entities may require.

                  Section 6.9 Term. This Agreement shall terminate upon the

earlier to occur of (i) consummation of the exercise of the Option (as defined in the Put/Call Agreement) pursuant to the Put/Call Agreement, without any default in connection therewith and (ii) any date agreed upon in writing by BCP and Loewen.

                  Section 6.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


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                                                                              12

                  Section 6.11 Further Assurances. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

                  Section 6.12 Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the interpretation of this Agreement.

                  Section 6.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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                                                                              13

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

                                               ROSE HILLS HOLDINGS CORP.

                                               By: /s/ Howard A. Lipson
                                                  ______________________________
                                                  Name: Howard A. Lipson
                                                  Title:

                                               LOEWEN GROUP INTERNATIONAL, INC.

                                               By: /s/ F. Andrew Scott
                                                  ______________________________
                                                  Name: F. Andrew Scott
                                                  Title:

                                               ROSES DELAWARE, INC.

                                               By: /s/ F. Andrew Scott
                                                  ______________________________
                                                  Name: F. Andrew Scott
                                                  Title:

                                               BLACKSTONE CAPITAL PARTNERS II
                                               MERCHANT BANKING FUND L.P.

                                               By:  BLACKSTONE MANAGEMENT
                                                       ASSOCIATES II L.L.C.
                                                       General Partner

                                                       By: /s/ Howard A. Lipson
                                                          _____________________
                                                          Name: Howard A. Lipson
                                                          Title:


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                                                                              14


                                               BLACKSTONE FAMILY INVESTMENT
                                               PARTNERSHIP II L.P.

                                               By:     BLACKSTONE MANAGEMENT
                                                       ASSOCIATES II L.L.C.
                                                       General Partner


                                                       By: /s/ Howard A. Lipson
                                                          _____________________
                                                          Name: Howard A. Lipson
                                                          Title:



                                               BLACKSTONE ROSE HILLS OFFSHORE
                                               CAPITAL PARTNERS L.P.

                                               By:     BLACKSTONE MANAGEMENT
                                                       ASSOCIATES II L.L.C.
                                                       General Partner

                                                       By: /s/ Howard A. Lipson
                                                          _____________________
                                                          Name: Howard A. Lipson
                                                          Title:



                                               RHI MANAGEMENT DIRECT L.P.

                                               By:   PSI P&S CORP.
                                                     General Partner

                                                 By: /s/ Stephen A. Schwarzman
                                                     -------------------------
                                                     Name: Stephen A. Schwarzman
                                                     Title: